Exhibit 10.13

EXECUTION COPY

VTB HOLDINGS, INC.

2011 PHANTOM EQUITY APPRECIATION PLAN

VTB Holdings, Inc., a Delaware corporation (the “Company”), wishes to attract employees, directors and consultants to the Company and its Affiliates, to induce employees, directors and consultants to remain with the Company and its Affiliates, to encourage them to increase their efforts to make the Company’s business more successful and to enhance equity holder value. In furtherance thereof, the VTB Holdings, Inc. 2011 Phantom Equity Appreciation Plan (the “Plan”) is designed to provide employees, directors and consultants of the Company and its Affiliates with an additional incentive through the grant of Phantom Units.

ARTICLE I.

DEFINITIONS.

Whenever used herein and unless otherwise provided in a Participant’s Award Agreement, the following terms shall have the meanings set forth below:

1.1. “Affiliate” means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person, and (iii) each of such Person’s officers, directors, managers (in the case of any Person that is a manager-managed limited liability company), and general partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. With respect to any natural person, “Affiliates” shall also include, without limitation, such person’s spouse, issue, parents, siblings, and any trust the beneficiaries or grantor of which are limited solely to such person and/or such other persons.

1.2. “Authority” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity, agency or authority (foreign, federal, state or local) exercising executive, legislative, judicial, regulatory or administrative functions of government or any court, tribunal or arbitrator, and any self-regulatory organization.

1.3. “Approved Sale” shall have the meaning given such term in the Stockholders Agreement; provided, however, that an Approved Sale will not be deemed to have occurred unless such event would also be a “change in control” under Code Section 409A or would otherwise be a permitted distribution event under Code Section 409A.

1.4. “Award” means a grant of Phantom Units under the Plan.

1.5. “Award Agreement” means the written agreement between the Company and a Participant pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award. All Awards shall be evidenced by an Award Agreement.

1.6. “Board” means the Board of Directors of the Company.

1.7. “Cause” shall have the meaning ascribed to it in the Participant’s employment or consulting agreement or, if no employment or consulting agreement is in effect or if “cause” is not defined therein, “Cause” shall mean:

(a) the Participant’s conviction of or plea of guilty or nolo contendere to a felony;

(b) a determination by the Board that the Participant committed fraud, misappropriation or embezzlement against any Person;

(c) the Participant’s material breach of the terms of any material written agreement with the Company or any Affiliate to which Employee is a party;

(d) the Participant’s willful misconduct or gross neglect in performance of Participant’s duties; or

(e) the Participant’s failure or refusal to carry out material responsibilities reasonably assigned by the Board or the Company’s Chief Executive Officer to the Participant;

provided, however, that with respect to subsections (c), (d) and (e) above, Cause will only be deemed to occur after written notice to the Participant of such action or inaction giving rise to Cause and the failure by the Participant to cure such action or inaction (which is capable of cure) within 30 days after written notice.

1.8. “Code” means the Internal Revenue Code of 1986, as amended.

1.9. “Committee” means the committee appointed by the Board to administer the Plan, or if no such committee is appointed, the Board.

1.10. “Common Shares” means shares of Common Stock.

1.11. “Common Stock” means the Company’s Common Stock, par value $.01.

1.12. “Common Stockholder” means holders of the Company’s Common Stock.

1.13. “Effective Date” means November 9, 2011.

1.14. “Grant Date” means the effective date on which the Committee grants Phantom Units to a Participant.

1.15. “Grant Date Value” means the initial value of each Phantom Unit as determined in the sole discretion of the Committee on the Grant Date and as set forth in the Participant’s Award Agreement and relative to which the Unit Appreciation Value shall be calculated.

1.16. “Participant” means any employee, director or consultant of the Company or any of its Affiliates to whom an Award is made.

1.17. “Payment Date Value” means upon an Approved Sale, the consideration to be paid to the Common Stockholders of the Company with respect to each outstanding share of Common Stock (on a fully diluted basis).

1.18. “Person” means an individual, a general or limited partnership, a corporation, a limited liability company, an association, a joint stock company, a business or other trust, a joint venture, a company, an unincorporated organization, an Authority or any other legal entity.

1.19. “Phantom Unit” means a hypothetical unit designated by the Company as a metric for measuring future payments. Phantom Units do not represent Common Shares or any other equity security of the Company or its Affiliates, nor does a Phantom Unit provide any rights to obtain ownership of any Common Shares or any other equity security of the Company of its Affiliates.

1.20. “Stockholders Agreement” means the VTB Holdings, Inc. Stockholders Agreement dated January 7, 2011 entered into in connection with the consummation of the transactions contemplated by that certain Stock Purchase Agreement dated September 28, 2010.

1.21. “Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and all of its Affiliates for any reason, including without limitation, death, disability, termination by the Company or any of its Affiliates with or without Cause and resignation by the Participant. For purposes of the Plan, unless otherwise determined by the Committee in its sole discretion, a change in the capacity in which a Participant is employed by, or otherwise providing services to, the Company and/or its Affiliates or a change in the entity employing the Participant or to which the Participant otherwise provides services will not be deemed a Termination of Service so long as the Participant continues providing services as an employee, director or consultant to the Company or an Affiliate of the Company. If a Participant’s employment or other service relationship is with an Affiliate of the Company and that entity ceases to be an Affiliate of the Company, the Participant will be deemed to have incurred a Termination of Service when the entity ceases to be an Affiliate of the Company unless the Participant transfers employment or other service to the Company or its remaining Affiliates.

1.22. “Unit Appreciation Value” means with respect to each Phantom Unit, the amount, if any, by which the Payment Date Value exceeds the Grant Date Value.

ARTICLE II.

EFFECTIVE DATE AND TERMINATION OF THE PLAN.

The Plan shall become effective on the Effective Date and shall terminate on the tenth anniversary of the Effective Date; provided, however, that the Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan; provided further, however, that the termination of the Plan shall not impact any Awards that are outstanding as of the date of such termination.

ARTICLE III.

ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee, who shall have full responsibility and authority to administer the Plan. The Committee shall have full authority to (i) determine to whom Awards will be granted, (ii) determine the amount of Awards to be granted, (iii) determine the terms and conditions of Awards (including, but not limited to, restrictions as to vesting, transferability or forfeiture, settlement of an Award and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award and (iv) otherwise do all things it deems appropriate to carry out the purposes of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and Award Agreements and the administration thereof, and all actions taken by the Committee, shall be final and binding on Participants and all other Persons.

ARTICLE IV.

ELIGIBILITY, GRANT AND VESTING.

4.1. Eligibility. Any employee, director and consultant of the Company or its Affiliates who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan.

4.2. Phantom Units. The maximum number of Phantom Units available for grant under the Plan shall be 991,692.

4.3. Grant of Phantom Units. Subject to the other terms of the Plan, the Committee shall, in its sole discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Participants to whom Phantom Units are to be granted and the number of Phantom Units to be granted to each such Participant, considering the position and responsibilities of the Participant, the nature and value to the Company of the Participant’s present and potential contribution to the success of the Company, whether directly or through an Affiliate, and such other factors as the Committee may deem relevant; (ii) determine the Grant Date Value of each Phantom Unit; (iii) determine the time or times when, and the manner and conditions under which, each Phantom Unit shall be vested and paid-out; and (iv) determine or impose other conditions to the grant of Phantom Units under the Plan as it may deem appropriate.

4.4. Vesting. The Committee may condition the vesting upon: (i) the Participant’s continued employment or other service with the Company or any of its Affiliates over a period of time; (ii) the Company’s or any of its Affiliates’ attainment of specified financial targets; (iii) the achievement by the Participant, the Company or any of its Affiliates of any other performance goals set by the Committee; or (iv) any combination of the above conditions, as specified in the relevant Award Agreement. In addition, upon an Approved Sale, the Committee may condition vesting and payment of the Unit Appreciation Value upon the Participant’s continuation of employment with the Company or a successor entity or such other conditions as the Committee shall determine. The Committee may, in its sole discretion and at any time, accelerate the vesting of all or part of any Award.

ARTICLE V.

PAYMENT OF VESTED UNIT APPRECIATION VALUE

5.1. Subject to Section 5.3 below, upon an Approved Sale, the Unit Appreciation Value with respect to each vested Phantom Unit shall be payable in the same manner, according to the same schedule and at the same time as payments are made to Common Stockholders of the Company in connection with such Approved Sale (and as such, each Participant recognizes that his or her payment of the Unit Appreciation Value may not be made in full until the expiration of any escrow, holdback, earnout, indemnification or similar condition); provided, however, that unless otherwise permitted by Code Section 409A, no payments of the Unit Appreciation Value shall be made in respect of an Approved Sale after the fifth anniversary thereof.

5.2. Upon payment of the Unit Appreciation Value pursuant to this Article V: (i) the vested Phantom Units with respect to which such payments were made shall be cancelled; and (ii) any unvested Phantom Units shall be cancelled for no consideration; and in both cases, no further payments shall be made from the Plan in relation to such Phantom Units.

5.3. In accordance with Code Section 409A, with respect to an Approved Sale, the Committee, in its sole discretion, may condition payment of the Unit Appreciation Value upon the Participant’s continuation of employment with the Company or a successor entity or such other conditions as the Committee shall determine.

ARTICLE VI.

TERMINATION OF SERVICE

6.1. Unless specifically provided otherwise in an Award Agreement or as otherwise provided by the Committee in its sole discretion, in the event that a Participant incurs a Termination of Service for any reason (excluding a termination for Cause), (i) the Participant’s unvested Phantom Units shall immediately terminate and be cancelled for no consideration and (ii) the Participant’s vested Phantom Units shall remain outstanding until an Approved Sale.

6.2. If a Participant is terminated for Cause, the Participant shall forfeit his or her entire Award, including all vested and unvested Phantom Units.

ARTICLE VII.

LIMITS ON TRANSFERABILIY OF AWARDS.

No Award or other right or interest of a Participant under the Plan shall be pledged, assigned or transferred for any reason during the Participant’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited.

ARTICLE VIII.

TAX WITHHOLDING.

The Company and its Affiliates shall be entitled to withhold from any payments under the Plan any amount of tax withholding determined by the Committee to be due in respect of an Award.

ARTICLE IX.

INTERPRETATION AND AMENDMENTS, OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing and subject to the other terms of the Plan, the Committee may (i) at the time of grant, determine the extent, if any, to which Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all Persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or Award Agreements or the administration or interpretation thereof. Unless otherwise expressly provided hereunder or under an Award Agreement, the Committee, with respect to any Award, may exercise its discretion hereunder at the time of grant or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan, any Award Agreement or any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or any Award Agreement, the decision of the Committee shall be final and binding upon all Persons. The Committee may amend the Plan and Award Agreements as it shall deem advisable.

ARTICLE X.

CHANGES IN CAPITAL STRUCTURE

In the event of any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, the Committee shall make such changes to the Plan or Awards as it deems appropriate and its determination shall be final, binding and conclusive. The Plan shall not affect, in any way, the right or power of the Company to make adjustments, re-classifications, reorganizations or changes of its capital or business structure, to make distributions to its Common Stockholders, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

ARTICLE XI.

MISCELLANEOUS.

11.1. Section 409A Compliance. The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith; provided, however, that neither the Company, any of its Affiliates or any member of the Committee, shall have any liability to Participants or any other Person if any Award is not exempt from or compliant with Code Section 409A. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A.

11.2. No Rights to Employment or Other Service. Nothing in the Plan or in any Award Agreement shall confer on any Participant any right to continue in the employ or other service of the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates to terminate a Participant’s employment or other service at any time and for any reason.

11.3. No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award under the Plan’s terms, except as may be evidenced by an Award Agreement duly executed on behalf of the Company or its Affiliate, and then only to the extent and on the terms and conditions set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

11.4. Additional Obligations. Participants shall take whatever actions and execute whatever documents the Committee deems necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the provisions of the Plan and the relevant Award Agreement. In connection with an Approved Sale, each Participant shall be subject to and shall comply with any escrow and/or indemnification requirements imposed upon the Common Stockholders of the Company.

11.5. No Fiduciary Relationship. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, the officers of the Company or its Affiliates or the Committee, on the one hand, and the Participant or any Person claiming rights by or through the Participant, on the other.

11.6. Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company or its Affiliates. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section.

11.7. Exculpation and Indemnification. The Company shall indemnify and hold harmless any member of the Committee from and against any and all liabilities, costs and expenses incurred by such members as a result of any act or omission to act in connection with the performance of such Person’s duties, responsibilities and obligations under the Plan.

11.8. Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

11.9. Governing Law. All questions concerning the construction, validity and interpretation of the Plan shall be governed by the internal law, not the law of conflicts, of the State of New York.